Exhibit 5.1

March 11, 2014

Cloud Peak Energy Resources LLC

Cloud Peak Energy Finance Corp.

505 S. Gillette Ave.

Gillette, Wyoming 82716

Ladies and Gentlemen:

We have acted as counsel to Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”), and Cloud Peak Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), with respect to certain legal matters in connection with the registration by the Issuers under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale (the “Offering”) (i) by the Issuers of $200,000,000 aggregate principal amount of their 6.375% Senior Notes due 2024 (the “Notes”), which are guaranteed by Cloud Peak Energy Inc. (“CPE Inc.”) and by all of its existing and future domestic restricted subsidiaries (other than Finance Corp.) that guarantee the Company’s debt under its credit agreement (together with CPE Inc., the “Guarantors”), pursuant to the underwriting agreement dated February 27, 2014, among the Issuers, the Guarantors and the underwriters named therein (the “Underwriting Agreement”), and (ii) by the Guarantors of the guarantees of the Notes (the “Guarantees”).  The Notes and the Guarantees are referred to collectively herein as the “Securities.”

The Securities have been offered for sale pursuant to (i) a preliminary prospectus supplement, dated February 25, 2014, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act on February 25, 2014, to a base prospectus, dated October 7, 2011 (the “Base Prospectus”), which base prospectus was included in a Registration Statement on Form S-3 (Registration No. 333-177222) (the “Registration Statement”), which Registration Statement became effective upon filing on October 7, 2011, which preliminary prospectus supplement was supplemented by a pricing term sheet dated February 27, 2014, filed with the Commission on February 27, 2014, and (ii) a final prospectus supplement, dated February 27, 2014, filed with the Commission pursuant to Rule 424(b) under the Securities Act on February 28, 2014 to the Base Prospectus (the Base Prospectus, as so amended and supplemented by the final prospectus supplement, the “Prospectus”).

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington	666 Fifth Avenue, 26th Floor New York, NY 10103-0040 Tel +1.212.237.0000 Fax +1.212.237.0100 www.velaw.com

The Securities are to be issued pursuant to an Indenture (the “Base Indenture”), dated as of March 11, 2014, among the Issuers, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of March 11, 2014 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among the Issuers, the Guarantors and the Trustee.

We have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of (i) (A) the Certificate of Formation of the Company and the Certificate of Incorporation of Finance Corp., each as amended to date, and (B) the Third Amended and Restated Limited Liability Company Agreement of the Company and the Bylaws of Finance Corp., each as amended to date, (ii) the certificate of formation, certificate of incorporation, bylaws and limited liability company agreement, as applicable, of each Guarantor, each as amended to date, (iii) (A) resolutions duly adopted by the Board of Directors of Cloud Peak Energy Inc., (B) the written consent duly adopted by the sole managing member of the Company, (C) resolutions duly adopted by the Board of Directors of Finance Corp. and (D) written consents by the sole managing member or resolutions by the Board of Directors, as applicable, duly adopted by each of the Guarantors, each relating to the offer and sale of the Notes and the Guarantees and related matters, (iv) the Registration Statement, (v) the Prospectus, (vi) the Base Indenture and the Supplemental Indenture and (vii) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.  We have also reviewed such questions of law as we have deemed necessary or appropriate.

As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Issuers and the Guarantors.

In connection with the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus and the Registration Statement; (vii)  each of the Base Indenture and the

Supplemental Indenture has been duly authorized and will be duly executed and delivered by each of the parties thereto that is organized in a jurisdiction other than the State of Delaware and by the Trustee in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder; and (viii) the Underwriting Agreement has been duly authorized and validly executed and delivered by each of the parties thereto that is organized in a jurisdiction other than the State of Delaware and by the underwriters named therein.

Based upon such examination and review and the foregoing assumptions, we are of the opinion that when (a) the Base Indenture and the Supplemental Indenture have been duly executed and delivered by the parties thereto and (b) the Notes have been duly executed and issued by the Issuers and duly authenticated by the Trustee and paid for by the underwriters as contemplated by the Underwriting Agreement, (1) the Notes will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity, and will be entitled to the benefits of the Indenture, and (2) the Guarantees will constitute valid and binding obligations of the respective Guarantors, enforceable against the Guarantors in accordance with their terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity, and will be entitled to the benefits of the Indenture.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived or rendered ineffective under applicable law or (ii) the enforceability of indemnification or contribution provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the laws of the State of New York (excluding rules, regulations and ordinances of counties, towns, municipalities and other special political subdivisions of the State of New York) and the federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinions to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.  We do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K filed by CPE Inc. and the Company on even date herewith.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.